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                                                                   EXHIBIT 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports, dated February 22, 2000, on Pierce Leahy Corp.'s, a Pennsylvania corporation, financial statements included in this Form 10-K, into Iron Mountain Incorporated's, a Pennsylvania corporation, previously filed registration statements on Forms S-3 (File Nos. 333-91577 and 333-72191) and S-8 (File Nos. 333-43787, 333-69859 and 333-95901).

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Philadelphia, Pennsylvania
March 27, 2000